EXHIBIT 10.2

LEASE

This Lease is made this 4th day of September, 2014 by and between Stow Professional Center, LLC, an Ohio limited liability company (which with its successors and assigns is known as "Landlord"), with a notice address of 8750 River Styx Road, Wadsworth, Ohio 44281, and Sarah Day Care Centers, Inc., Inc. an Ohio Corporation (which with its successors and assigns is known as "Tenant"), with a notice address of 4565 Dressler Road NW Suite 213, Canton, Ohio 44718.

1:00 Premises. For and in consideration of the rents, covenants and conditions hereinafter contained to be performed and observed by Tenant, Landlord does hereby demise and lease unto Tenant, and Tenant does hereby lease from Landlord, a portion of the real property described in Exhibit "A," which is attached hereto and made a part hereof, which premises are located in the City of Stow, County of Summit, and State of Ohio, consisting of approximately 6,000 square feet in an existing commercial building, together with Landlord's rights, easements, and appurtenances in and to the premises and in and to such rights as Landlord may have in highways, roads, streets, lanes, whether public or private, which are contiguous to the premises and are reasonably required for the installation, maintenance, operation and service of sewer, water, gas, power or other utility lines for ingress and egress to the above-described premises, said real estate being hereinafter referred to as the "Premises." The premises are known for address purposes as 4472 Darrow Road, Stow, Ohio 44224. The Premises are depicted on Exhibit B attached hereto and made a part hereof.  The Premises shall include reasonable rights to pedestrian and vehicular ingress and egress to and from the Premises and the public road system, across Landlord's property, as well as 25 guaranteed parking spaces for Tenant and truck loading and delivery rights within the Landlord's property.

2:00 Term. The term of this Lease shall begin on January 1, 2015, and shall end at 11:59 pm on December 31, 2024.

Provided Tenant is not in default under this Lease, Tenant, at its option, may extend the term of this Lease for two additional successive periods of five (5) years (individually referred to as the "Renewal Term") commencing upon the expiration of the initial term or prior Renewal term, as the case may be, under the same terms and conditions as set forth in this Lease for the initial term (excluding any Landlord Obligations under Section 21), except that the rent for each year of a Renewal Term shall increase by one percent (1%) from the previous year. In the event Tenant desires to exercise a renewal option, it shall do so by providing Landlord  at least ninety (90) days' notice prior to the expiration of the initial term or prior Renewal Term, as the case may be. Notwithstanding anything to the contrary herein, the Lease may not be renewed  in total more than two (2) times, after which there will be no further option to renew.

3:00 Rent and Security Deposit.

3:01 Base Rent. Tenant shall pay to Landlord rent during the initial term as follows:

From Date of Possession	To December 31, 2015	$6,000.00 per month

From January 1, 2016	To December 31, 2016	$6,060.00 per month

From January 1, 2017	To December 31, 2017	$6,120.60. per month

From January 1, 2018	To December 31, 2018	$6,181.81 per month

From January 1, 2019	To December 31, 2019	$6,243.62 per month

From January 1, 2020	To December 31, 2020	$6,306.06 per month

From January 1, 2021	To December 31, 2021	$6,369.12 per month

From January 1, 2022	To December 31, 2022	$6,432.81 per month

From January 1, 2023	To December 31, 2023	$6,497.14 per month

From January 1, 2024	To December 31, 2024	$6,562.11 per month

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Rent for each year during a Renewal Term will be increased by one percent (1%) from the prior year and paid in equally monthly installments during such year.

Each installment of rent must reach Landlord on or before the 15th day of each calendar month in advance. Rent payments are to be mailed to Landlord at the address set forth herein, or such other address of which Landlord has notified Tenant.

In the event that any payment due to Landlord from Tenant under this Lease shall not be received by Landlord within fifteen (15) days after the due date of such payment, a one-time "late charge" of ten cents ($0.10) for each One Dollar ($1.00) so overdue may be charged by Landlord to Tenant for the purpose of defraying the expense incident to the handling of such delinquent payments.

3.02 Security Deposit. At the time of signing this Lease, the Tenant shall deposit the sum of $6,000.00 with the Landlord, which deposit will be returned to the Tenant within thirty (30) days after vacation of the Premises, less any damages due from the Tenant by either breach of this Lease or damages to the Premises other than reasonable wear and tear and damage by casualty.

4:00 Real Estate Taxes and Assessments. Landlord shall pay and discharge, before they become delinquent, all real estate taxes and assessments ("Taxes") levied against the Premises which become due and payable during the term of this Lease.

5:00 Landlord's Work. This section is left intentionally blank.

6:00 Alterations and Improvements by Tenant. Tenant shall have the right to perform alterations and improvements to the Premises provided that no structural alterations or improvements shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Such alterations and improvements shall be made at Tenant's sole cost and expense and shall remain for the benefit of Landlord at the expiration or earlier termination of the Lease; provided, however, that all equipment and trade fixtures placed in or about the Premises by Tenant shall remain the personal property of Tenant and, at the expiration or earlier termination of this Lease, Tenant shall have the right to remove such personal property from the Premises, restoring and repairing at its expense any damage to the Premises caused by the removal of such items of personal property.

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7:00 Maintenance and Repair of the Premises.

7.01 Tenant's obligation. Throughout the initial term and Renewal Term of the Lease, Tenant agrees to perform all ordinary and necessary maintenance and repair to the Premises, other than that to be performed by Landlord hereunder, and to keep the Premises in a clean and orderly condition.

7.02 Landlord's obligation. Throughout the initial term and Renewal Term of the Lease Landlord agrees to (a) perform all maintenance, repair and replacement of the roof, gutters, downspouts, load bearing walls, foundation and structural members of the Premises and to keep the same watertight and maintain the structural safety and integrity thereof; (b) repair any damage caused by settlement of the building; (c) repair and repave the parking area and sidewalks as required under normal usage, provided, however, that the work required this Section 7.02 does not result from the gross negligence or willful misconduct of tenant; (d) arrange for snow removal, salting, landscaping, exterior lighting and maintenance of parking lot poles (if available) for the Premises; and (e) repair and maintain the plumbing, electrical, heating and cooling system serving the Premises. Provided, however, that if any maintenance and repairs described in this Section 7.02 are made necessary by the misconduct or negligence of Tenant or Tenant's employees, customers, invitees or business visitors, such maintenance or repair shall be the responsibility of Tenant.

7.03 Compliance with Law. Tenant shall comply with all laws and ordinances of governmental authorities relating to Tenant's specific use of the Premises, whether directed to Landlord or Tenant.

8:00 Signs. Tenant, with Landlord's prior written approval (which approval may not be unreasonably withheld) may place such monument signs, building signage and/or pro-rated pylon signage on or about the Premises as are permitted by applicable law, subject to Tenant obtaining any governmental permits required therefor. Tenant shall have the right to remove such signs at the termination of the Lease, provided that any undue damage caused by such removal shall be repaired by Tenant.

9:00 Assignment. Tenant will not assign this Lease or sublease the Premises or any portion thereof without Landlord's prior written approval. Notwithstanding any assignment of Lease, Tenant shall remain fully liable on this Lease and shall not be released from performing the provisions of this Lease.

10:00 Insurance.

10.01 Liability insurance. During the initial term or any Renewal Term of this Lease Tenant shall maintain general public liability insurance insuring Landlord and Tenant against all claims, demands or actions for injury to or death, of any one person in an amount of not less than $1,000,000.00, for any one occurrence in an amount not less than $2,000,000.00 and for damage to property in an amount not less than $500,000.00, made by or on behalf of any person arising from, or relating to or connected with the conduct and operation of Tenant's business in, on or about the Premises. Such insurance shall be procured from a responsible insurance company rated A-VIII or better by Best's Insurance and authorized to do business in Ohio and may be obtained by Tenant by endorsement on its blanket insurance policies. All such policies shall provide that they shall not be cancelled by insurer or altered except upon fifteen (15) days' prior written notice to Landlord.

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10.02 Premises insurance. Landlord shall maintain and provide an all-risk fire insurance policy with extended coverage endorsements including, but not limited to, vandalism and malicious mischief, upon the Premises in an amount equal to the full replacement cost thereof.

10.03 Waiver of Subrogation. Each of Landlord and Tenant hereby releases the other from all liability to the other or anyone claiming under them by way of subrogation or otherwise for any loss specifically insured against (including deductible portions), or which could be insured against under a so-called Special Form policy, by such party even if such loss shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Each of Landlord and Tenant agrees to cause its insurance policies to contain a clause whereby the insurer (a) waives all right of subrogation against the other party for losses covered by such policy and (b) agrees that all such policy shall not be invalidated because the insured has hereby waived any right of recovery for losses covered by such policy.

11:00 Destruction of Premises. (a) If the Premises shall be damaged or destroyed by fire, the elements or other cause and such damage or destruction can reasonably be repaired within one hundred fifty (150) days from the happening of such occurrence, then Tenant shall not be entitled to surrender possession of the Premises nor shall this Lease terminate. In case of such damage or destruction, Landlord shall repair the Premises with all reasonable speed and shall complete such repairs within one hundred fifty (150) days from such occurrence. If, during such repairs, Tenant shall be deprived of the occupancy of any portion of the Premises a prorated allowance shall be made to Tenant from the rent and additional rent corresponding to the time during which and to the extent of the Premises of which Tenant shall be so deprived on account of the making of such repairs.

(b) If, however, the damage or destruction shall be so extensive that the same cannot reasonably be repaired within one hundred fifty (150) days from the occurrence of such damage or destruction, then Tenant shall have the right to terminate the Lease by giving Landlord written notice of its election so to terminate and in such event this Lease shall terminate as of the day of such occurrence without any further liability on the part of Landlord and/or Tenant, respectively. Notwithstanding the foregoing, if the damage or destruction was caused either directly or indirectly by Tenant or Tenant's employees, customers, invitees or business visitors, Tenant shall have no right to terminate the Lease and efforts by Landlord to repair such damage or destruction shall not serve as a basis for any default by Landlord and Tenant may not terminate the Lease.

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12:00 Indemnification.

12.01 Tenant indemnification. Tenant agrees to indemnify, defend (at Landlord's option), and save Landlord harmless of and from any and all losses, damages, liabilities, costs and expenses including, but not limited to, reasonable attorneys' fees, and all other sums and causes of action which Landlord may pay or become obligated to pay on account of any claim or assertion of liability arising or alleged to have arisen out of any act or omission of Tenant, its agents, servants, contractors, employees, customers, invitees, licensees, assignees, or subtenants occurring in, on or about the Premises or Landlord's property or arising in any way out of Tenant's use or occupancy of the Premises or relative to the failure of Tenant to perform its obligations under this Lease.

12.02 Landlord indemnification. Landlord agrees to indemnify, defend (at Tenant's option), and save Tenant harmless of and from any and all losses, damages, liabilities, costs and expenses including, but not limited to, reasonable attorneys' fees, and all other sums and causes of action which Tenant may pay or become obligated to pay on account of any claim or assertion of liability arising or alleged to have arisen out of any act or omission of Landlord, its agents, contractors, tenants (other than Tenant), invitees, licensees, assignees or employees, occurring in, on or about the Premises or Landlord's property or relative to Landlord's breach of this Lease.

13:00 Default.

13.01 Payment of rent. If Tenant shall at any time be in default in the payment of rent or any other amounts due under this Lease and should such default continue for forty-five (45) days after its due date and receipt of written notice from Landlord of the failure to pay rent, it shall be lawful for Landlord to terminate this Lease, to re-enter the Premises, and again possess and enjoy the same and Landlord, in addition, shall have such other remedies as are now or hereafter provided by law. In the event of such re-entry Landlord shall have the right to remove all persons therefrom and to recover the possession thereof by legal proceedings or otherwise. Further in such event, Landlord shall have the right to re-let the Premises for any period equal to or greater or less than the remainder of the unexpired term of this Lease for any rent which it may deem reasonable to any other tenant which Landlord may select, and for any use and purpose which Landlord may designate.

13.02 Damages. If this Lease is terminated by Landlord by reason of Tenant's default in the payment of rent or other amounts due under this Lease as hereinabove set forth, Tenant shall, nevertheless, remain liable for any rental, sums and additional charges and obligations hereunder or damages which may be due or sustained prior to such termination and reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder. In the event of re-letting Landlord shall apply the rent therefrom first to the payment of Landlord's reasonable expenses including, but not limited to, attorneys' fees incurred, expense of re-letting, repairs, brokerage fees and then to the payment of rent and all other sums due from Tenant hereunder. Tenant shall remain liable for any deficiency.

13.03 Other Defaults by Tenant. If there is a default in the performance of any provision of this Lease incumbent upon Tenant to be performed hereunder other than the obligation to pay rent or other amounts due from Tenant and such default is not cured or is not commenced to be cured within thirty (30) days after receipt by Tenant of written notice from Landlord, Landlord may, but shall not be obligated so to do, cure such breach for the account of Tenant. Tenant shall reimburse Landlord for any monies expended by Landlord in curing Tenant's default on the first day of the month following the Landlord's demand upon Tenant for such reimbursement. Monies expended by Landlord under the provisions of this paragraph shall bear interest at the rate of 10% per annum from the date such monies were paid by Landlord to the date of Tenant's reimbursement to Landlord therefor. Landlord's right to cure a default by Tenant shall not become effective if within the thirty (30) day period Tenant commences to cure the default and thereafter diligently performs such acts as may be necessary to timely cure its default.

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13.04 Landlord's Default. In the event that Landlord shall at any time be in default in the observance or performance of any of the covenants and agreements required to be performed and observed by Landlord hereunder (other than with respect to the Improvements and provisions under Section 21:00, which sole remedies are set forth in Section 21.02 or the repair of damages or destruction of the Premises caused by Tenant or Tenant's employees, customers, invitees or business visitors addressed in Section 11 above) and any such default shall continue for a period of thirty (30) days after written notice to Landlord (or if such default is incapable of being cured in a reasonable manner within thirty (30) days and if Landlord has not commenced to cure the same within said thirty (30) day period and thereafter diligently prosecutes the same to completion) and Landlord shall not thereafter cure such default, Tenant shall be entitled at its election, to exercise concurrently or successively any one or more of the following rights, in addition to all remedies otherwise provided in this Lease and otherwise available in law or equity under the laws of the United States or the State in which the Premises is located:

A.

To take all actions necessary to cure Landlord's default, including but not limited to making alterations, repairs or improvements to the Premises. Any costs and expenses so incurred by Tenant shall be reimbursed by Landlord within 30 days after receipt of notice of the amounts so spent.

B.	to bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement devolving upon Landlord, without terminating this Lease.

C.

terminate this Lease upon thirty (30) days written notice to Landlord without waiving Tenant's right to damages for Landlord's failure to perform its obligations hereunder. In the event Tenant shall elect to terminate this Lease, as aforesaid, all rights and obligations of Landlord and Tenant, and of any permitted successors or assigns, shall cease and terminate, except that Tenant shall have and retain full right to sue for and collect all amounts for the payment of which Landlord shall then be in default and all damages to Tenant by reason of any such breach.

It is understood  and agreed that Landlord's  and Tenant's remedies shall be cumulative,  and the exercise of any one remedy by Landlord and/or Tenant shall not be to the exclusion of any other remedy. It is further understood that the remedies in this Lease Agreement are in addition to, and not in lieu of, any other rights and remedies provided by law.  The parties agree that under no circumstances may Tenant seek damages under this Lease for lost revenue, as such damages are speculative and unable to be accurately calculated.

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14:00 Condemnation. In the event that there shall occur a Taking (hereinafter defined) of the entire Premises and/or parking area serving the Premises, or any portion thereof which would adversely affect the conduct of Tenant's business, then in either instance Tenant may terminate and cancel this Lease by giving Landlord notice in writing, which termination shall be effective upon such Taking and thereupon both parties shall be relieved of any further obligations hereunder to be performed following the date of such termination. In the event the Lease is not terminated and cancelled upon a Taking, Landlord shall restore the improvements on the Premises to as near a condition to that which existed immediately prior to the Taking, and the rent shall be equitably reduced. Tenant shall not be entitled to any benefits accruing to Landlord in connection with any such Taking; provided, however, Tenant reserves all rights to be paid those benefits to which a tenant is entitled by law under such proceeding. The term "Taking" shall mean a taking by the power of eminent domain, or any conveyance in lieu thereof, or any substantial interference with access to the Premises for more than thirty (30) days to the public streets servicing the Premises.

15:00 Subordination; Estoppel Certificates. (a) Tenant agrees upon request of Landlord to subordinate its interest in the Premises to any mortgage which may now or hereafter be placed upon the Premises provided Tenant assumes no additional legal or financial obligations thereby and provided further that a separate nondisturbance agreement shall be entered into between such mortgagee and Tenant which shall provide that so long as Tenant is not in default under the Lease, Tenant's leasehold rights shall not be cut off nor its possession thereunder disturbed in or by any default by Landlord to such mortgagee, or by foreclosure proceedings or sale.

(b) Each party, upon not less than twenty (20) days' prior written notice from the other, shall execute, acknowledge and deliver to the other an estoppel certificate confirming the commencement and expiration dates of this Lease, whether or not to such party's knowledge there exists an event of default under the Lease, the date to which rent hereunder has been paid and such other matters as the other party reasonably shall request.

16:00 Quiet Enioyment. Upon payment by Tenant of the rents and amounts due herein provided and upon the observance and performance of all of the provisions of this Lease on Tenant's part to be observed and performed, Landlord represents that Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereof without hindrance of interruption by Landlord or any person or persons claiming by, through or under Landlord.

17:00 Surrender of Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender and deliver the Premises to Landlord in broom-clean condition and good repair, normal wear and tear, damage by insured casualty, together with items of maintenance and repair to be undertaken by Landlord hereunder, only excepted.

18:00 Holding Over. Except as provided in Section 2:00, should Tenant hold over at the expiration of the term of this Lease, such holding over shall not be deemed to extend the term or renew this Lease, but the tenancy thereafter shall continue on a month-to-month term upon the terms and provisions herein set forth at 110% of the monthly rental then in effect.

19:00 Landlord's Representations, Warranties and Covenants. Landlord represents and warrants to, and where applicable covenants with, Tenant as follows: (a) Exhibit "B" attached hereto is a complete and accurate representation of the building, parking areas, access roads, entrances and exits, service drives, loading docks, passageways and other common areas and facilities, and improvements thereon, whether now completed, under construction or planned for the Premises; (b) the parking lot depicted on Exhibit "B" shall remain free of all structures and obstructions, except as shown on Exhibit "B"; (c) Landlord owns fee simple title to the Premises, free and clear of all liens, encumbrances, restrictions, or reservations which could interfere with the conduct of Tenant's business, and Landlord has full power and authority to enter into this Lease; (d) the Premises may be used for commercial purposes without violating any zoning ordinances or regulations; and (e) Premises complies and shall continue to comply with all laws, rules and regulations during the initial term of this Lease and any Renewal Term; provided, however, if a change in the laws, rules, and regulations unique to Tenant's use of the Premises necessitates such change, Tenant shall reimburse Landlord for any costs and expenses which Landlord may incur to bring the Premises into compliance.

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20:00 General Provisions.

20.01 Waiver. The waiver by either party of any breach of any provision of this Lease by the other party shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other provision herein contained.

20.02 Entire Agreement. The exhibits attached to this Lease form a part hereof and are incorporated by reference as if fully set forth herein. This Lease and the exhibits attached hereto set forth all the promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them.

20.03 Force Maieure. In the event that either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor trouble, inability to procure materials, failure of power, restrictive government laws or regulations, riot, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse either party from prompt payment of any payments required by the terms of this Lease.

20.04 Consents. No consent which is required to be obtained by one party from the other hereunder shall be unreasonably withheld by the party requested to give consent.

20.05 Notices. All notices required by this Lease shall be in writing and shall be sent by personal delivery or certified mail, postage prepaid, return receipt requested to the notice address set forth in the preamble of this Lease, or at such other address for a party as shall be specified by notice pursuant hereto.

20.06 Broker's Commission. Landlord will pay broker's comm1ss10n of 6% to Hanna Chartwell in connection with the execution of this Lease as follows: (i) one-half upon execution of the Lease by both Landlord and Tenant; and (ii) one-half upon Tenant taking occupancy of the Premises. If Tenant fails to occupy the Premises, the full commission will be repaid to Landlord by Tenant. For purposes of calculating the commission due hereunder, if any, costs of any build- out and construction (or any repayment obligation for the same) will not be taken into account.

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20.07 Binding Effect. Except as may be otherwise provided herein, this Lease and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

20.08 Governing Law. This Lease shall be construed in accordance with and governed by the laws of the state of Ohio.

20.09 Severability. If any provision in this Lease shall be unenforceable, invalid or void to any extent, for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability of the remaining provisions of this Lease shall not be affected thereby.

20.10 Construction. The language in this Lease shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of construction shall be applied against any party.

20.11 Short Form Lease. This Lease shall not be recorded. Landlord and Tenant will, at the request of either, enter into a short form memorandum of lease, in recordable form, containing such provisions, other than those relating to rent, as either party may request.

20.12 Utilities. Tenant shall pay for gas, electricity, water and communications services used at the Premises and such utilities, to the extent reasonably practicable, will be separately metered. Landlord to make provision to separately meter or submeter electricity used for Premises and parking lot lighting. Landlord will credit Tenant for any parking lot lighting related utility charges which Tenant may pay.

20.13 No Personal Liablity of Landlord. Landlord has no personal liability under this Lease. Landlord's liability is limited to and is subject to collection and enforcement from only its equity in the Premises.

21:00 Build-Out.

21.01 Landlord's Obligations. Landlord shall undertake to complete the requirements referenced in Exhibit "C", as amended and agreed to by Landlord and Tenant in good faith from time to time (hereinafter "the Improvements"), it being acknowledged by Landlord and Tenant that the initial Exhibit C is only a partial list of improvements to be made to the Premises and that further improvements will be identified in the future. Landlord shall require its contractors to construct the Improvements in accordance with all federal, state and local governmental requirements and that the Improvements shall be constructed in a good and workmanlike manner. Landlord, via its contractors and engineers, shall be responsible for obtaining all necessary permits to complete construction of the Improvements, including but not limited to building permits and sewer tap-in fees. In the event Landlord is for any reason unable to obtain all necessary zoning and building permits (collectively the "Governmental Permits") for the Improvements, this Lease shall terminate and the parties shall be released from liability to one another. Landlord agrees to complete the Improvements to permit the operation of Tenant's business. Landlord shall contract with a qualified construction company, pre-approved by Tenant, to erect the Improvements.

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Unless otherwise agreed to in writing by Tenant, Landlord agrees that only like new, quality materials and equipment shall be used in regards to the construction of the Improvements. Tenant is hereby provided the right, subject to reasonable security and safety regulations, and upon reasonable notice, to have its respective agents, or representatives inspect the Premises and the construction of the Improvements thereon at any time after the execution of this Agreement.

Landlord shall notify Tenant when Tenant and Tenant's contractors may have joint access to the Leased Premises with Landlord for the purpose of accomplishing such work not being done by Landlord's contractor, including the installation of such Tenant improvements as Tenant so desires including but not limited to carpet, furniture and other Interior Finishes required by Tenant and not deemed to be a part of Landlord's work.

Tenant's taking possession of the Premises shall constitute Tenant's acceptance of the Premises and of the performance of and conditions of the Improvements, and shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession.

21.02 Landlord's Penalty for Failure to Deliver Premises by 1/1/15. Possession of Premises after completion of the Improvements in accordance with requirements referenced in Exhibit "C", as the same may be amended and agreed to from time to time in good faith by Landlord and Tenant, shall be delivered to Tenant not later than January 1, 2015. If Landlord shall be unable to give possession of the Premises on this date, Landlord shall provide Tenant's a rent credit in the amount of $200 per day until such time as the Landlord completes the Improvements in accordance with the requirements referenced in Exhibit "C", as the same may be amended and agreed to from time to time in good faith by Landlord and Tenant, and delivers possession of the Premises to Tenant; provided, however, if the delay in being able to grant possession of the Premises to Tenant is a result of delays caused by Tenant or delays recognized under Section 20.03, Landlord shall not be required to give Tenant any rent credit or pay Tenant 'for such delays. Furthermore, notwithstanding any provision in this Lease to the contrary, failure by Landlord to deliver possession of the Premises by January 1, 2015 shall not constitute an event of default. The remedies specified in this Section 21.02 shall be Tenant's sole remedies against Landlord in the event of late delivery of the Premises and Tenant shall not be permitted to terminate the Lease.

21.03 Payment for Improvements. Landlord shall pay $15 PSF towards the cost of the Improvements and Tenant shall be responsible to pay Landlord for all costs, fees, and expenses above $15 PFS incurred to complete the Improvements, together with interest on the unpaid principal amount calculated at 6.00% per annum. The payments due under this Section 21.03 will be amortized over a ten year period (using straight-line amortization), payable monthly on the first day of each month, commencing January 1, 2015, and continuing through December 1, 2024 when the entire principal balance, plus accrued interest is due and payable.

The parties acknowledge that by executing this Lease, Landlord will be committing significant funds towards modifying the Premises in a manner which renders the Premises unsuitable for general commercial use other than as specifically intended by Tenant. In consideration for Landlord contracting to make such Improvements, Tenant acknowledges that if Tenant does not, take possession of the Premises, it shall pay Landlord 100% of the cost, expenses, and fees incurred by Landlord to complete the Improvements. To the extent that Tenant takes possession of the Premises and terminates the Lease for any reason other than a Landlord default before the expiration of the initial ten year term, Tenant shall pay Landlord I 00% of the cost, expenses, and fees incurred by Landlord to complete the Improvements, less any amounts paid by Tenant in accordance with the payment plan for the Improvements set forth in this subparagraph above. In the event of default by Tenant in the payment of amounts due under this Section 21.03, Landlord may pursue all remedies set forth in this Lease or as permitted at law or in equity. ln the event that a Landlord default results in the termination of this Agreement, Tenants obligation to reimburse Landlord for the cost of the Improvements shall extinguish as of the date of the Landlord's default.

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21.04 Possession of Improvements Upon Termination of Lease. Upon termination of the Lease, the Improvements will remain the property of Landlord and remain a part of the Premises and Tenant shall have no rights or claims to any interest in the Improvements.

22.00 Guarantee.

22.01 Personal Guarantee. Merle D. Griff (''Guarantor"), as a person with significant interests either as owner or in the operations of Ten/mt, hereby joins this agreement for the sole purpose of personally guaranteeing (a) that Tenant will pay when due all of the rentals and all other sums payable by Tenant as specified within this Lease and (b) that Tenant will perform and comply with all the agreements and obligations provided for in this Lease at the time and in the manner set forth herein. Guarantor's obligations hereunder are joint and several and are independent of those of Tenant. Landlord may bring a separate action against Guarantor without first proceeding against Tenant and without pursuing any other remedy. Guarantor hereby waives: (a) any defense based on any legal disability of Tenant, or any bankruptcy, insolvency or debtor-relief proceeding; and (b) all rights of subrogation, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the performance of Tenant's obligations, until such obligations have been paid and performed in full. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and other circumstances affecting Tenant's ability to perform its obligations to Landlord, and agrees that Landlord will have no duty to report to Guarantor any information that Landlord receives about Tenant's financial condition or any circumstances bearing upon its ability to perform. For purposes of this Section 22.0 I. Guarantor shall be released from this Personal Guarantee at such time when an unnamed investor with assets in excess of Ten Million and 00/100 Dollars ($10,000,000) either as a partial owner of or in the operations of Tenant, completes its substantial investment in Tenant. For purposes of this Article 22.01 "Substantial Investment'' shall be defined as contributing, through investment, loan, or otherwise, to the business of Tenant an amount of money in excess of Three Million and 00/100 Dollars ($3,000,000).

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IN WITNESS WHEREOF Landlord and Tenant have executed this Lease as of the day and year first above written.

Landlord: Stow Professional Center, LLC

By:	/s/ Victor Hutnik
Victor Hutnik, its Sole Member

Tenant: SarahCare [Sarah Day Care Centers, Inc.]

By:	/s/ Merle D. Griff, President
Its:	President

Guarantors:

/s/ Merle D. Griff
Merle Griff

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EXHIBIT A

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EXHIBITB

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EXHIBIT C

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